Exhibit 99.1

FOR IMMEDIATE RELEASE

April 29, 2014

S&T Bancorp, Inc. Announces First Quarter 2014

Results and Declares an Increased Dividend

Indiana, Pennsylvania – April 29, 2014 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its first quarter 2014 earnings. Net income increased 18% to $14.0 million with diluted earnings per share of $0.47 compared to the fourth quarter of 2013 net income of $11.9 million and diluted earnings per share of $0.40. Net income increased 14% compared to the first quarter of 2013 net income of $12.3 million and diluted earnings per share of $0.41.

First Quarter Highlights:

•	Loan growth was strong with a $61.7 million, or 7.0% annualized, increase in portfolio loans compared to December 31, 2013.

•	Market expansion continues with the opening of a loan production office in central Ohio and the hiring of two community bankers in State College, Pennsylvania.

•	Asset quality was excellent with a net recovery for the first quarter of 2014 and a decrease in nonperforming assets.

•	Expenses remain well controlled due to various efficiency initiatives implemented in 2013.

•	S&T’s Board of Directors approved a 6.3% increase in the quarterly cash dividend to $0.17 per share, the second increase in the quarterly dividend over the past year.

“Our financial performance this quarter is a continuation of the focused execution of our strategic initiatives by our team members. Solid organic loan growth, expense discipline and improvement in our asset quality metrics will continue to be a focus in 2014,” said Todd Brice, president and chief executive officer of S&T. “In addition, we are excited to

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S&T Earnings Release –2

S&T Bancorp, Inc. Announces First Quarter 2014

Results and Declares First Quarter Dividend

(continued)

announce our expansion into two key markets, Central Ohio and State College, Pennsylvania, where we have recruited bankers with long tenures and deep ties to these markets.”

Net Interest Income

Net interest income was relatively unchanged at $35.6 million compared to $35.7 million in the fourth quarter of 2013. Net interest income was impacted by two fewer days in the first quarter compared to the fourth quarter of 2013, however, this decrease was offset by strong loan growth and prepayment fees. Compared to the same period last year, loan growth has driven net interest income higher by 5.7%. Net interest margin (FTE) has been stable at 3.51% in the first quarter of 2014, 3.52% in the fourth quarter of 2013 and 3.49% in the first quarter of 2013.

Asset Quality

Asset quality remains excellent. Total nonperforming loans were 0.58% of total loans at March 31, 2014 compared to 0.63% of total loans at December 31, 2013. During the first quarter of 2014, there was a net recovery of $0.1 million compared to a net charge-off of $3.3 million in the fourth quarter of 2013. The provision for loan losses decreased to $0.3 million in the first quarter of 2014 compared to $1.6 million in the fourth quarter of 2013. The allowance for loan losses was $46.6 million, or 1.28% of total loans, compared to $46.3 million, or 1.30% of total loans, at December 31, 2013.

Noninterest Income and Expense

Noninterest income increased $0.1 million to $11.4 million compared to $11.3 million in the fourth quarter of 2013 due to higher wealth management and insurance fees offset by a decrease in mortgage banking. Wealth management fees increased $0.4 million, or 15.7%, from the prior quarter due to brokerage activity, fee schedule changes and higher assets under management. Insurance fees increased $0.6 million due to $0.4 million of

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S&T Earnings Release –3

S&T Bancorp, Inc. Announces First Quarter 2014

Results and Declares First Quarter Dividend

(continued)

annual profit sharing that we received from our insurance carriers, normal seasonal fluctuations with policy renewals and higher revenue related to our credit insurance products. Mortgage banking income decreased by $0.3 million compared to the prior quarter due to seasonal declines in volume.

Expenses remain well controlled as a result of various efficiency initiatives implemented during 2013. Adjusting for $1.1 million of one-time expenses in the first quarter of 2013, noninterest expense decreased by over 5% in the first quarter of 2014. Noninterest expense decreased $0.5 million to $28.9 million compared to $29.4 million in the fourth quarter of 2013. Professional services and legal fees decreased $0.4 million and marketing expense decreased $0.2 million compared to the prior quarter due to the timing of services and marketing campaigns.

Financial Condition

Total assets increased $173.8 million to $4.7 billion at March 31, 2014 compared to $4.5 billion at December 31, 2013. Loan growth was strong representing our seventh consecutive quarter of growth with an increase of $61.7 million, or 7.0% annualized, in total portfolio loans. Commercial loans grew $66.4 million, or 10.4% annualized, during the quarter, primarily due to growth in the commercial and industrial and construction portfolios. Total deposits increased $196.0 million compared to December 31, 2013 with growth coming primarily in core deposits. S&T’s risk-based capital ratios increased this quarter due to retained earnings growth outpacing loan growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

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S&T Earnings Release –4

S&T Bancorp, Inc. Announces First Quarter 2014

Results and Declares First Quarter Dividend

(continued)

Dividend

The Board of Directors of S&T declared a $0.17 per share cash dividend at its regular meeting held April 28, 2014, representing a 6.3% increase over the prior quarter cash dividend of $0.16 per share and a 13.3% increase over the quarterly dividend a year ago. The dividend is payable May 29, 2014 to shareholders of record on May 15, 2014.

“The increase in the quarterly dividend is a reflection of the Board’s confidence in management’s ability to continue to produce solid earnings in the future while maintaining a strong capital position,” said Charles Urtin, chairman of the S&T Bancorp, Inc. Board of Directors. “Our focus remains on providing a competitive return to the shareholders of S&T Bancorp.”

Conference Call

S&T will host its first quarter 2014 earnings conference call live over the Internet at 1:00 p.m. Eastern Time on Tuesday, April 29, 2014. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2014 Conference Call” and follow the instructions.

Annual Meeting

S&T will hold its Annual Meeting on May 19, 2014, at 10:00 a.m. Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania 15701.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Centre, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties, as well as loan production offices in northeast and central Ohio. With assets of $4.7 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA. For more information, visit http://www.stbancorp.com.

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S&T Earnings Release –5

S&T Bancorp, Inc. Announces First Quarter 2014

Results and Declares First Quarter Dividend

(continued)

For more information:

Mark Kochvar

Chief Financial Officer

800 Philadelphia Street

Indiana, PA 15701

(724) 465-4826

mark.kochvar@stbank.net

www.stbancorp.com

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc.	S&T Earnings Release –6
Consolidated Selected Financial Data
Unaudited

	2014	2013	2013
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	First Quarter
INTEREST INCOME
Loans, including fees	$35,649	$35,949	$35,045
Investment Securities:
Taxable	1,983	1,847	1,863
Tax-exempt	929	888	833
Dividends	104	95	102

Total Interest Income	38,665	38,779	37,843

INTEREST EXPENSE
Deposits	2,510	2,536	3,202
Borrowings and junior subordinated debt securities	564	589	972

Total Interest Expense	3,074	3,125	4,174

NET INTEREST INCOME	35,591	35,654	33,669
Provision for loan losses	289	1,562	2,307

Net Interest Income After Provision for Loan Losses	35,302	34,092	31,362

NONINTEREST INCOME
Securities gains, net	1	—	2
Wealth management fees	2,955	2,553	2,576
Service charges on deposit accounts	2,509	2,744	2,448
Debit and credit card fees	2,502	2,566	2,451
Insurance fees	1,677	1,092	1,775
Mortgage banking	132	465	482
Gain on sale of merchant card servicing business	—	—	3,093
Other	1,640	1,892	1,979

Total Noninterest Income	11,416	11,312	14,806

NONINTEREST EXPENSE
Salaries and employee benefits	15,376	15,201	16,067
Net occupancy	2,230	1,986	2,169
Data processing	2,095	2,083	2,664
Furniture and equipment	1,271	1,260	1,308
Professional services and legal	663	1,045	974
Other taxes	631	790	999
FDIC insurance	631	660	776
Marketing	618	841	689
Other	5,399	5,581	5,970

Total Noninterest Expense	28,914	29,447	31,616

Income Before Taxes	17,804	15,957	14,552
Provision for income taxes	3,771	4,098	2,222

Net Income	$14,033	$11,859	$12,330

Per Share Data:
Shares outstanding at end of period	29,718,126	29,737,725	29,724,721
Average shares outstanding - diluted	29,698,047	29,691,844	29,674,406
Average shares outstanding - two-class method	29,735,031	29,737,725	29,729,702
Diluted earnings per share (1)	$0.47	$0.40	$0.41
Dividends declared per share	$0.16	$0.16	$0.15
Dividend yield (annualized)	2.70%	2.53%	3.24%
Dividends paid to net income	33.91%	40.12%	36.17%
Book value	$19.64	$19.21	$18.32
Tangible book value (5)	$13.65	$13.22	$12.30
Market value	$23.70	$25.31	$18.54

Profitability Ratios (Annualized)
Return on average assets	1.23%	1.03%	1.12%
Return on average tangible assets (3)	1.30%	1.10%	1.20%
Return on average shareholders’ equity	9.83%	8.40%	9.25%
Return on average tangible shareholders’ equity (4)	14.41%	12.58%	14.16%
Efficiency ratio (FTE) (2)	59.83%	61.04%	63.68%

S&T Bancorp, Inc.	S&T Earnings Release –7
Consolidated Selected Financial Data
Unaudited

	2014	2013	2013
(dollars in thousands)	First Quarter	Fourth Quarter	First Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$185,303	$108,356	$261,124
Securities available-for-sale, at fair value	551,896	509,425	469,418
Loans held for sale	1,133	2,136	2,580
Commercial loans:
Commercial real estate	1,607,958	1,607,756	1,479,796
Commercial and industrial	884,870	842,449	806,205
Commercial construction	167,432	143,675	164,874

Total Commercial Loans	2,660,260	2,593,880	2,450,875
Consumer loans:
Residential mortgage	490,120	487,092	442,705
Home equity	410,695	414,195	416,524
Installment and other consumer	64,561	67,883	68,773
Consumer construction	2,260	3,149	3,105

Total Consumer Loans	967,636	972,319	931,107

Total portfolio loans	3,627,896	3,566,199	3,381,982
Allowance for loan losses	(46,616)	(46,255)	(45,936)

Total portfolio loans, net	3,581,280	3,519,944	3,336,046
Goodwill	175,820	175,820	175,820
Other assets	211,555	217,509	234,875

Total Assets	$4,706,987	$4,533,190	$4,479,863

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,032,372	$992,779	$951,050
Interest-bearing demand	312,477	312,790	304,667
Money market	360,414	281,403	326,489
Savings	1,034,388	994,805	993,472
Certificates of deposit	1,128,630	1,090,531	1,062,886

Total Deposits	3,868,281	3,672,308	3,638,564

Securities sold under repurchase agreements	38,434	33,847	64,358
Short-term borrowings	100,000	140,000	50,000
Long-term borrowings	21,226	21,810	23,535
Junior subordinated debt securities	45,619	45,619	90,619
Other liabilities	49,776	48,300	68,173

Total Liabilities	4,123,336	3,961,884	3,935,249

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	583,651	571,306	544,614

Total Liabilities and Shareholders’ Equity	$4,706,987	$4,533,190	$4,479,863

Capitalization Ratios
Shareholders’ equity / assets	12.40%	12.60%	12.16%
Tangible common equity / tangible assets (6)	8.96%	9.03%	8.50%
Tier 1 leverage ratio	9.79%	9.75%	9.42%
Risk-based capital - tier 1	12.43%	12.37%	12.20%
Risk-based capital - total	14.41%	14.36%	15.60%

S&T Bancorp, Inc.	S&T Earnings Release –8
Consolidated Selected Financial Data
Unaudited

	2014		2013		2013
(dollars in thousands)	First Quarter		Fourth Quarter		First Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$3,576,484	4.13%	$3,537,426	4.12%	$3,358,099	4.32%
Interest-bearing deposits with banks	147,890	0.23%	113,662	0.28%	210,628	0.23%
Taxable investment securities	395,470	1.97%	386,177	1.91%	353,390	2.11%
Tax-exempt investment securities	121,464	4.71%	114,301	4.78%	110,438	4.64%
Federal Home Loan Bank and other restricted stock	13,391	2.70%	14,021	1.41%	14,420	0.52%

Total Interest-earning Assets	4,254,699	3.81%	4,165,587	3.82%	4,046,975	3.91%

Noninterest-earning assets	377,462		385,448		401,396

Total Assets	$4,632,161		$4,551,036		$4,448,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$313,420	0.02%	$313,942	0.02%	$310,161	0.02%
Money market	350,314	0.15%	290,159	0.13%	338,246	0.15%
Savings	1,014,205	0.16%	1,009,515	0.15%	973,822	0.21%
Certificates of deposit	910,716	0.81%	935,590	0.81%	1,011,930	1.02%
CDARs and brokered deposits	190,598	0.33%	139,927	0.32%	31,217	0.23%
Securities sold under repurchase agreements	36,596	0.01%	26,384	0.01%	63,338	0.17%
Short-term borrowings	127,778	0.31%	146,957	0.30%	61,111	0.22%
Long-term borrowings	21,466	3.06%	22,043	3.00%	29,485	3.18%
Junior subordinated debt securities	45,619	2.69%	45,619	2.70%	90,619	3.05%

Total Interest-bearing Liabilities	3,010,712	0.41%	2,930,135	0.42%	2,909,929	0.58%

Noninterest-bearing demand	989,799		993,653		925,301
Other liabilities	52,851		67,451		72,715
Shareholders’ equity	578,799		559,797		540,426

Total Liabilities and Shareholders’ Equity	$4,632,161		$4,551,036		$4,448,371

Net Interest Margin (7)		3.51%		3.52%		3.49%

S&T Bancorp, Inc.	S&T Earnings Release –9
Consolidated Selected Financial Data
Unaudited

	2014		2013		2013
(dollars in thousands)	First Quarter		Fourth Quarter		First Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$10,265	0.64%	$10,750	0.67%	$25,836	1.75%
Commercial and industrial	3,181	0.36%	3,296	0.39%	5,380	0.67%
Commercial construction	1,976	1.18%	2,742	1.91%	5,170	3.14%

Total Nonperforming Commercial Loans	15,422	0.58%	16,788	0.65%	36,386	1.48%
Consumer loans:
Residential mortgage	2,948	0.60%	3,338	0.69%	5,643	1.27%
Home equity	2,630	0.64%	2,291	0.55%	4,022	0.97%
Installment and other consumer	22	0.03%	37	0.05%	21	0.03%
Consumer construction	—	—	—	—	218	7.02%

Total Nonperforming Consumer Loans	5,600	0.58%	5,666	0.58%	9,904	1.06%

Total Nonperforming Loans	$21,022	0.58%	$22,454	0.63%	$46,290	1.37%

	2014	2013	2013
	First Quarter	Fourth Quarter	First Quarter
Asset Quality Data
Nonperforming loans	$21,022	$22,454	46,290
Assets acquired through foreclosure or repossession	343	410	627
Nonperforming assets	21,365	22,864	46,917
Troubled debt restructurings (nonaccruing)	9,269	10,067	14,776
Troubled debt restructurings (accruing)	36,059	39,229	41,423
Total troubled debt restructurings	45,328	49,296	56,199
Nonperforming loans / loans	0.58%	0.63%	1.37%
Nonperforming assets / loans plus OREO	0.59%	0.64%	1.39%
Allowance for loan losses / loans	1.28%	1.30%	1.36%
Allowance for loan losses / nonperforming loans	222%	206%	99%
Net loan (recoveries) charge-offs	(72)	3,290	2,855
Net loan (recoveries) charge-offs (annualized) / average loans	(0.01%)	0.37%	0.34%

S&T Bancorp, Inc.	S&T Earnings Release –10
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2014	2013	2013
	First Quarter	Fourth Quarter	First Quarter

(3) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$56,912	$47,049	$50,005
Plus: amortization of intangibles net of tax (annualized)	833	950	1,137

Net income before amortization of intangibles (annualized)	57,745	47,999	51,142

Average total assets	4,632,161	4,551,036	4,448,371
Less: average goodwill and other intangibles, net of deferred tax liability	(178,164)	(178,380)	(179,159)

Average tangible assets (non-GAAP)	4,453,997	4,372,656	4,269,212

Return on average tangible assets (non-GAAP)	1.30%	1.10%	1.20%

(4) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income (annualized)	$56,912	$47,049	$50,005
Plus: amortization of intangibles net of tax (annualized)	833	950	1,137

Net income before amortization of intangibles (annualized)	57,745	$47,999	$51,142

Average total shareholders’ equity	578,799	559,797	540,427
Less: average goodwill and other intangibles, net of deferred tax liability	(178,164)	(178,380)	(179,159)

Average tangible equity (non-GAAP)	400,635	381,417	361,268

Return on average tangible equity (non-GAAP)	14.41%	12.58%	14.16%

(5) Tangible Book Value (non-GAAP)
Total shareholders’ equity	$583,651	$571,306	$544,614
Less: goodwill and other intangible assets, net of deferred tax liability	(178,059)	(178,264)	(179,018)

Tangible equity (non-GAAP)	405,592	393,042	365,596
Common shares outstanding	29,718	29,738	29,725

Tangible book value at year end (non-GAAP)	$13.65	$13.22	$12.30

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders’ equity	$583,651	$571,306	$544,614
Less: goodwill and other intangible assets, net of deferred tax liability	(178,059)	(178,264)	(179,018)

Tangible equity (non-GAAP)	405,592	393,042	365,596

Total assets	4,706,987	4,533,190	4,479,863
Less: goodwill and other intangible assets, net of deferred tax liability	(178,059)	(178,264)	(179,018)

Tangible assets (non-GAAP)	4,528,928	4,354,926	4,300,845

Tangible equity to tangible assets (non-GAAP)	8.96%	9.03%	8.50%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$38,665	$38,779	$37,843
Less: interest expense	(3,074)	(3,125)	(4,174)

Net interest income	35,591	35,654	33,669
Plus: taxable equivalent adjustment	1,323	1,280	1,172

Net interest income (FTE) (non-GAAP)	36,914	36,934	34,841
Net interest income (FTE) (annualized)	149,708	146,532	141,300
Average earning assets	4,254,699	4,165,587	4,046,975

Net interest margin - (FTE) (non-GAAP)	3.51%	3.52%	3.49%